CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2015
FIFTH INSTRUMENT OF AMENDMENT
Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss Wright Corporation Retirement Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.

2.
The Plan consists of two separate components: the EMD Component, which applies to eligible employees of Curtiss-Wright Electro-Mechanical Corporation as provided in the EMD appendix to the Plan, and the CWC Component, which applies to other employees eligible to participate in the Plan (the “CWC Component”).

3.
Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the CWC Component to revise the definition of “disability” for employees covered by collective bargaining agreements and to amend the EMD Component to clarify the definition of “disability.”

4.	Articles 12.01 and 12.02 of the CWC Component permit the Company to amend the CWC Component, by written resolution, at any time and from time to time.

5.	Article 11.02(b) of the CWC Component authorizes the Curtiss-Wright Corporation Administrative Committee to adopt certain CWC Component amendments on behalf of the Company.
Amendment:
For the reasons set forth in the Recitals to this Instrument of Amendment, the CWC and EMD Components of the Plan are hereby amended in the following respects:
CWC Component
The CWC Component is amended as follows:

Effective April 2, 2018, Articles 9.02(c)(ii) and (v) are amended in their entirety, to read as follows:

(ii)    A Participant shall be deemed to be totally and permanently disabled for purposes of this paragraph when he is found to be eligible to receive disability benefits under the long-term disability plan of the Company.

(v)    If any disability pensioner is found to be no longer eligible to receive disability benefits under the long-term disability plan of the Company, his disability pension will cease. In the event the disability pensioner refuses to submit to a medical examination that is necessary to determine his continuing eligibility to receive disability benefits under the long-term disability plan of the Company, his pension will be discontinued until he submits to such examination.

EMD Component
Effective April 2, 2018, The EMD Component is amended as follows:

1.    The second paragraph of Section 1.13A is amended by adding the following sentence at the end thereof, to read as follows:

For purposes of this Section 1.13.A, an Employee shall be considered disabled if he is found to be eligible to receive disability benefits under the long-term disability plan     of the Employer.

2.    The second paragraph of Section 1.17A is amended by adding the following sentence at the end thereof, to read as follows:

For purposes of this Section 1.17.A, an Employee shall be considered disabled if he is found to be eligible to receive disability benefits under the long-term disability plan of the Employer.

3.    Section 3.E is amended by adding the following sentence at the end thereof, to read as follows:

For purposes of this Section 3.E, an Employee shall be considered disabled if he is found to be eligible to receive disability benefits under the long-term disability plan of the Employer.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this 28th day of March, 2018.

Curtiss-Wright Corporation
Administrative Committee

By:
Paul J. Ferdenzi